                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              LSB BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS OF
                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292



To the Shareholders of LSB Bancshares, Inc.:

       Notice is hereby given that the Annual Meeting of Shareholders of LSB Bancshares, Inc. ("Bancshares"), called under authority of Article 2, Section 2, of the Bylaws of Bancshares, will be held at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, on Wednesday, April 15, 1998 at 1:00 p.m. Shareholders of record at the close of business on March 2, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

       The purposes of the meeting are to consider and act upon the following proposals:

              -      To elect six members of the Board of Directors;

              - To approve an amendment to the Articles of Incorporation of Bancshares to increase from 10,000,000 to 50,000,000 the number of shares of Common Stock that Bancshares shall have the authority to issue;

              - To approve an amendment to the Articles of Incorporation of Bancshares to authorize the issuance of up to 10,000,000 shares of preferred stock, par value $.01 per share, in one or more series, on terms and conditions to be established by the Board of Directors from time to time;

              - To ratify the appointment of Turlington and Company, L.L.P., to conduct the independent audit for 1998;

              - To consider and act upon a shareholder proposal by W. Robert Koontz relating to minimum share ownership requirements for directors of Bancshares; and

              - To consider such other business as may properly come before the meeting.

       We urge you to attend this meeting. It is extremely important that your shares be represented regardless of the number you own. Please sign and return your proxy to Bancshares in the enclosed envelope at your earliest convenience. Unless you indicate to the contrary, your proxy will be cast for you in favor of the nominees for director named in the accompanying Proxy Statement, for approval of an amendment to Bancshares' Articles of Incorporation to increase the number of shares of Common Stock that Bancshares may issue, for approval of an amendment to Bancshares' Articles of Incorporation to authorize the issuance of preferred stock, for the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 1998, and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares, each as described in more detail in the accompanying Proxy Statement.


         This 16th day of March, 1998.


                                    Yours very truly,


                                    Robert F. Lowe
                                    Chairman, President and
                                    Chief Executive Officer

                              LSB BANCSHARES, INC.
                                  ONE LSB PLAZA
                         LEXINGTON, NORTH CAROLINA 27292


                                 PROXY STATEMENT



       The accompanying proxy is solicited by and on behalf of the Board of Directors of LSB Bancshares, Inc. ( "Bancshares" ) for use at the Annual Meeting of Shareholders to be held on Wednesday, April 15, 1998 at 1:00 p.m. at the J. Smith Young YMCA, located at 119 West Third Avenue, Lexington, North Carolina 27292, and at any adjournment thereof. The entire cost of such solicitation will be borne by Bancshares. In addition, personal solicitation may be conducted by directors, officers and employees of Bancshares and its subsidiary, Lexington State Bank (the "Bank"). This Proxy Statement and the accompanying proxy card were first mailed to shareholders on or about March 16, 1998.


       The shares of Bancshares common stock (the "Common Stock") represented by the accompanying proxy card will be voted at the meeting if the proxy card is properly signed, dated and received by Bancshares prior to the time of the meeting. Where a choice is specified on the proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. If no choice is specified, the proxy will be voted in favor of the nominees for director named herein, for approval of an amendment to Bancshares' Articles of Incorporation to increase the number of shares of Common Stock that Bancshares may issue, for approval of an amendment to Bancshares' Articles of Incorporation to authorize the issuance of preferred stock, for the ratification of the appointment of Turlington and Company, L.L.P. to conduct the independent audit for 1998, and against the shareholder proposal relating to minimum share ownership requirements for directors of Bancshares. Any shareholder giving a proxy has the right to revoke it at any time before it is voted by delivering a written revocation or an executed proxy bearing a later date to the Secretary of Bancshares or by attending and voting in person at the meeting. If a shareholder is a participant in the Shareholder Dividend Reinvestment and Stock Purchase Plan, the proxy represents the number of shares of Common Stock in the shareholder's dividend reinvestment account as well as shares held of record directly by the shareholder.


                                VOTING PROCEDURES


       Shareholders of record at the close of business on March 2, 1998 will be entitled to vote at the Annual Meeting of Shareholders. At the close of business on March 2, 1998, 8,677,330 shares of Common Stock were outstanding and entitled to vote. There is no other class of authorized stock. On all matters considered at the meeting, shareholders are entitled to one vote for each share held.


       The laws of North Carolina, under which Bancshares is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. The proposal to amend Bancshares'

Articles of Incorporation to increase the number of shares of Common Stock that Bancshares may issue, the proposal to amend Bancshares' Articles of Incorporation to authorize the issuance of preferred stock, the proposal to ratify the appointment of Turlington and Company L.L.P.to conduct the independent audit of Bancshares for 1998, and the proposal relating to minimum share ownership requirements for directors will be approved if the number of votes cast "for" each such proposal exceeds the number of votes cast "against" such proposal. Shares held of record by a broker or its nominee ("Broker Shares") and abstentions that are voted on any matter will be counted for purposes of determining the existence of a quorum at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present at the Annual Meeting. Abstentions and Broker Shares that are not voted on a particular proposal will not be counted as votes for or against such proposals and will have the same effect as negative votes.


                        PROPOSAL 1: ELECTION OF DIRECTORS

       The Bylaws of Bancshares provide for a classified Board of Directors consisting of not less than nine and not more than 24 directors, the number to be determined by resolution of a majority of the Board of Directors or by resolution of the shareholders at any meeting thereof. The Board of Directors, by resolution, has set the number of directors at 14. The persons nominated by the Board of Directors to serve as directors for a three-year term expiring at the 2001 Annual Meeting, as set forth below, were elected as directors at the 1995 Annual Meeting.

       In connection with Bancshares' acquisition of Old North State Bank in 1997, Old North State Bank had the right to recommend candidates to fill two additional directorships on the Board of the Directors of Bancshares, which expire at the 1998 Annual Meeting, and to recommend one of those candidates to be renominated upon expiration of his term to fill an additional directorship with a term expiring in 1999 and the other candidate to fill an additional directorship with a term expiring in 2000. Upon the recommendation of Old North State Bank, the Board of Directors of Bancshares elected Lloyd G. Walter, Jr. and Marvin D. Gentry to serve on the Board of Directors until the 1998 Annual Meeting and is nominating Marvin D. Gentry to serve as a director for a term expiring at the 1999 Annual Meeting and Lloyd G. Walter, Jr. to serve as a director for a term expiring at the 2000 Annual Meeting.

       The persons named as proxies in the accompanying proxy card intend to vote in favor of the nominees named below. Such nominees have consented to serve as directors of Bancshares if elected. If, at the time of the meeting, any of such nominees are unable or unwilling to serve, the discretionary authority provided in the accompanying proxy card will be exercised to vote for such other person or persons for the office of director as may be nominated by the Board of Directors. Proxies cannot be voted for a greater number of nominees than the number named in this Proxy Statement.

       The number of years of service on the Board of Directors indicated in the following table includes service on the Board of Directors of the Bank prior to the incorporation of Bancshares.

                       NOMINEES FOR ELECTION AS DIRECTORS
                     TO SERVE UNTIL THE 2001 ANNUAL MEETING

                                DIRECTOR          PRINCIPAL OCCUPATION
NAME AND AGE                     SINCE            FOR PAST FIVE YEARS
------------                     -----            -------------------

Michael S. Albert (43)           1995        President, CEO and Director of
                                             Billings Freight Systems, Inc.;
                                             Treasurer of Cargo Carriers, Inc.;
                                             Assistant Finance Manager of Metro
                                             Motor Express, Inc.

Peggy B. Barnhardt (64)          1995        Retired since 1996; formerly Deputy
                                             Superintendent, Davidson County
                                             Schools

Walter A. Hill, Sr. (58)         1983        President, Hill Oil Company, Inc.;
                                             Vice President and Secretary,
                                             NorthCo, Inc. (construction
                                             development)

Robert B. Smith, Jr. (59)        1969        Attorney


                       NOMINEE FOR ELECTION AS A DIRECTOR
                     TO SERVE UNTIL THE 1999 ANNUAL MEETING

                                DIRECTOR        PRINCIPAL OCCUPATION
NAME AND AGE                     SINCE          FOR PAST FIVE YEARS
------------                     -----          -------------------

Marvin D. Gentry (62)            1997        President and CEO of The New Fortis
                                             Corporation, a wholly-owned
                                             subsidiary of K. Hovnanian
                                             Enterprises


                       NOMINEE FOR ELECTION AS A DIRECTOR
                     TO SERVE UNTIL THE 2000 ANNUAL MEETING

                                DIRECTOR         PRINCIPAL OCCUPATION
NAME AND AGE                     SINCE           FOR PAST FIVE YEARS
------------                     -----           -------------------

Lloyd G. Walter, Jr. (63)        1997        Vice President and Chairman of
                                             Walter, Robbs, Callahan and Pierce,
                                             Architects, P.A.

                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 1999 ANNUAL MEETING

                               DIRECTOR          PRINCIPAL OCCUPATION
NAME AND AGE                     SINCE            FOR PAST FIVE YEARS
------------                     -----            -------------------

Leonard H. Beck (62)              1995       President, Green Printing Company;
                                             Director of the National
                                             Association of Printers and
                                             Lithographers

Samuel R. Harris (56)             1990       Physician; Director and Treasurer,
                                             Lexington Clinic for Women, P.A.

David A. Smith (59)               1990       Owner, Red Acres Dairy Farm

Burr W. Sullivan (51)             1987       President, Dorsett Printing and
                                             Lithograph Corporation


                               INCUMBENT DIRECTORS
                      SERVING UNTIL THE 2000 ANNUAL MEETING

                                   DIRECTOR      PRINCIPAL OCCUPATION
NAME AND AGE                        SINCE        FOR PAST FIVE YEARS
------------                        -----        -------------------

Margaret Lee W. Crowell (69)        1991     Retired since 1986; formerly
                                             Finance Officer of Lexington City
                                             Schools

Robert F. Lowe (55)                 1983     Chairman, President and CEO of
                                             Bancshares, the Bank and Peoples
                                             Finance Company of Lexington, Inc.,
                                             a subsidiary of the Bank; President
                                             and a director of LSB Financial
                                             Services, Inc., a subsidiary of the
                                             Bank

Roberts E. Timberlake (61)          1979     Artist/Designer; Chairman, Bob
                                             Timberlake, Inc.

Julius S. Young, Jr. (50)           1988     President, Jay Young Management,
                                             Inc.


                     MANAGEMENT'S OWNERSHIP OF COMMON STOCK

The following table sets forth information concerning the beneficial ownership of Common Stock by each director, nominee for director and each executive officer named under the heading "Executive Compensation" herein, and by all directors and executive officers as a group as of February 2, 1998, without giving effect to the stock split in the form of a stock dividend paid on February 16, 1998. Management is aware of no person who beneficially owns more than five percent of the outstanding shares of Common Stock. According to rules promulgated by the Securities and Exchange Commission (the "SEC"), a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment, or has the right to acquire ownership of such securities within 60 days through the exercise of an option, warrant, right of conversion of a security or otherwise.


                               Amount and Nature of Beneficial Ownership of Common Stock
                              ------------------------------------------------------------
       Name of                 Sole Voting And     Shared Voting And                   %
    Beneficial Owner          Investment Power     Investment Power      Total    of Total
------------------------------------------------------------------------------------------
Michael S. Albert                   2,852 (1)            3,269           6,121        *
Peggy B. Barnhardt                  1,724 (2)                            1,724        *
Leonard H. Beck                     2,713 (3)                            2,713        *
Margaret Lee W. Crowell             6,174 (4)            9,811          15,985        *
Marvin D. Gentry                    8,002                9,013          17,015        *
Samuel R. Harris                    3,295 (5)                            3,295        *
Walter A. Hill, Sr.                 9,542 (6)            6,479          16,021        *
Robert F. Lowe                     73,302 (7)           32,784         106,086       1.5
David A. Smith                      2,299 (8)            8,752          11,051        *
Robert B. Smith, Jr.               19,440 (9)              406 (10)     19,846        *
Burr W. Sullivan                    2,978 (11)           2,097           5,075        *
Roberts E. Timberlake               9,245 (12)           9,953 (13)     19,198        *
Lloyd G. Walter, Jr.                  440               11,349          11,789        *
Julius S. Young, Jr.                2,549 (14)          47,101          49,650        *
Monty J. Oliver                    28,069 (15)              43          28,112        *
H. Franklin Sherron, Jr.           36,147 (16)          11,364          47,511        *
All directors and executive
  officers as a group
  (16 persons)                    208,771              152,421         361,192       5.2

-------------------------------
*    An asterisk indicates less than one percent.

(1) Includes 1,500 shares subject to options exercisable on or before May 2, 1998.
(2) Includes 700 shares subject to options exercisable on or before May 2, 1998.
(3) Includes 500 shares subject to options exercisable on or before May 2, 1998.
(4) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(5) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(6) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(7) Includes 45,750 shares subject to options exercisable on or before May 2, 1998.
(8) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(9) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(10) Includes 406 shares held by the Bank as agent for Mr. Robert B. Smith, over which Mr. Smith shares investment power but has no voting power.
(11) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(12) Includes 2,000 shares subject to options exercisable on or before May 2, 1998.
(13) Includes: (a) 3,471 shares held by the Bank as trustee of certain trusts for the benefit of Mr. Timberlake's wife, over which Mr. Timberlake shares investment power but has no voting power and (b) 4,395 shares held in trusts for Mr. Timberlake's benefit, over which Mr. Timberlake shares investment power with the Bank as trustee and over which the Bank has exclusive voting power.
(14) Represents 2,000 shares subject to options exercisable on or before May 2, 1998.
(15) Includes 18,500 shares subject to options exercisable on or before May 2, 1998.
(16) Includes 18,500 shares subject to options exercisable on or before May 2, 1998.

                              CORPORATE GOVERNANCE

       The Board of Directors of Bancshares has standing Executive, Stock Option and Compensation, and Audit Committees. There are no other committees of the Board of Directors of Bancshares. The entire Board of Directors of Bancshares nominates persons to serve as directors.

       The Executive Committee of Bancshares reviews various matters and submits proposals or recommendations to Bancshares' Board of Directors. The Executive Committee is empowered to and does act for Bancshares' Board of Directors on certain matters. Members of the Executive Committee are Robert F. Lowe, David A. Smith, Robert B. Smith, Jr., Burr W. Sullivan and Julius S. Young, Jr.. Bancshares' Executive Committee met three times during 1997, one of which was conducted as a joint meeting with the Stock Option and Compensation Committee.

       The Stock Option and Compensation Committee administers the 1986 Employee Incentive Stock Option Plan, the 1996 Stock Incentive Plan and the Management Incentive Plan (the "Incentive Plan") and the Old North State Bank 1990 Incentive Stock Option Plan and Piedmont BancShares Corporation Stock Option Plan assumed by Bancshares in connection with its acquisition of Old North State Bank. The Stock Option and Compensation Committee selects key employees for participation in such plans and determines the timing, pricing and amount of stock options granted and the amount of incentive compensation earned pursuant to the plans within the terms of the plans. The Stock Option and Compensation Committee is also responsible for administering the 1994 Director Stock Option Plan. The Stock Option and Compensation Committee is comprised of Michael S. Albert, Robert B. Smith, Jr., Mr. Sullivan, Roberts E. Timberlake, Mr. Young and Margaret Lee W. Crowell. The committee met five times during 1997, one of which was conducted as a joint meeting with the Executive Committee.

       Messrs. Sullivan, Albert, Walter A. Hill, Sr., Robert B. Smith, Jr. and Young are members of Bancshares' Audit Committee. Bancshares' Audit Committee reviews and approves various audit functions and is responsible for reviewing and approving the Bank's internal audits and the separate examinations of the Bank by the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. Bancshares' Audit Committee met once during 1997.

       The Board of Directors of the Bank has a standing Executive Committee. The Executive Committee of the Bank reviews various matters and submits proposals or recommendations to the Bank's Board of Directors. The Executive Committee is empowered to and does act for the Bank's Board of Directors on certain matters. The Bank's Executive Committee is comprised of Messrs. Lowe, David A. Smith, Robert B. Smith, Jr., Sullivan and Young. During 1997, 19 meetings of the Bank's Executive Committee took place.

       During 1997, the Board of Directors of Bancshares met 14 times and the Board of Directors of the Bank met 12 times. All directors except Mr. Timberlake attended at least 75 percent of the aggregate of the total number of meetings of the Board of Directors of Bancshares and the Bank

(held during the period for which each person was a director) and the total number of meetings held by all committees of the Boards on which such directors served during 1997. Mr. Timberlake attended two-thirds of the meetings of the Board of Directors and none of the meetings of the Stock Option and Compensation Committee.


       Shareholders entitled to vote in the election of directors may nominate candidates for consideration by the Board of Directors of Bancshares. Pursuant to the Bylaws of Bancshares, notice of nominations made by shareholders with respect to the 1999 annual meeting must be received in writing by the Secretary of Bancshares no earlier than December 31, 1998 and no later than January 25, 1999 and must set forth (i) the name, age, business address and, if known, residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the nominee's qualifications to serve as a director, (iv) the number of shares of Common Stock beneficially owned by the nominee, (v) a representation that the nominee has consented to his name being placed in nomination, (vi) the name and record address of the shareholder making the nomination, (vii) the number of shares of Common Stock owned of record and beneficially by such shareholder, and (viii) any material interest of such shareholder in the proposed nomination.




                             EXECUTIVE COMPENSATION

       The following table sets forth the total compensation awarded, paid to or earned by the executive officers of Bancshares during each of the years ended December 31, 1997, December 31, 1996 and December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                 Annual       Long-Term
                                             Compensation    Compensation

                                                               Awards
                                                              Securities       All Other
          Name and                        Salary      Bonus   Underlying     Compensation
      Principal Position          Year      ($)        ($)    Options (#)(1)     ($)(2)
      ------------------          ----      ---        ---    --------------     ------

Robert F. Lowe                    1997   187,000     71,433     10,000           34,353
President and CEO                 1996   175,000     47,819     10,000           34,609
                                  1995   175,000                15,625            6,873

Monty J. Oliver                   1997   116,500     24,683      5,000           30,182
Secretary and Treasurer           1996   110,000     15,404      5,000           29,965
                                  1995   110,000                 6,250            4,839

H. Franklin Sherron, Jr.          1997   103,000     38,493      5,000            6,465
Vice President and Assistant      1996    97,000     22,337      5,000            5,462
Secretary                         1995    97,000                 6,250            3,354

---------------------------------
(1) The information concerning options gives effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996, but does not give effect to the 25% stock split in the form of a stock dividend paid on February 16, 1998.
(2) Compensation set forth in this column represents the following (i) amounts contributed by the Bank for the account of the executive officers under the Lexington State Bank Employees Savings Plus Plan for each of 1997, 1996 and 1995 as follows: Mr. Lowe, $4,750, $4,750 and $4,620; Mr. Oliver, $3,957,
     $3,140 and $3,196; and Mr. Sherron, $2,760, $2,769 and $2,819; and (ii)
     life insurance premiums paid by Bancshares for each of 1997, 1996 and 1995 as follows: Mr. Lowe, $29,603, $29,859 and $2,253; Mr. Oliver, $26,225,
     $26,825 and $1,643; and Mr. Sherron, $2,705, $2,693 and $535.


     The following table sets forth certain information regarding the stock options granted to the executive officers of Bancshares in 1997. Bancshares has no outstanding stock appreciation rights ("SARs") and granted no SARs during 1997. In addition, in accordance with the rules of the SEC, the table sets forth the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annually compounded Common Stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

                                        Individual Grants
                                        -----------------

                                                                                    Potential Realizable
                                                                                       Value at Assumed
                                         Percent of                                     Annual Rates of
                         Number of          Total                                         Stock Price
                        Securities         Options      Exercise                       Appreciation for
                        Underlying       Granted to     or Base                          Option Term
                          Options       Employees in     Price     Expiration       -------------------
    Name                Granted (2)      Fiscal Year   ($/Sh)(2)     Date(1)    5% ($)           10% ($)
--------------------   ------------     -------------  ---------   ----------   -------          ------
Robert F. Lowe            10,000            25.8          $19       05/21/07    119,489          302,811

Monty J. Oliver            5,000            12.9          $19       05/21/07     59,744          151,405

H. Franklin Sherron, Jr.   5,000            12.9          $19       05/21/07     59,744          151,405


---------------------------------
(1) Options become exercisable in installments of 20% on each anniversary date following the date of grant, and thereafter may be exercised in whole or in part at any time prior to the expiration date.
(2) The information concerning options does not give effect to the 25% stock split in the form of a stock dividend paid on February 16, 1998.

     The following table sets forth certain information regarding stock options exercised during 1997 by the executive officers of Bancshares, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares of Common Stock subject to exercisable and unexercisable stock options as of December 31, 1997. The table also sets forth the values for "in-the-money" options based on the positive spread between the exercise price of such stock options and the closing sale price of a share of Bancshares Common Stock on the Nasdaq National Market on December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES(1)

                                                                         Number of            Value of
                                                                        Securities           Unexercised
                                                                        Underlying          In-the-Money
                                                                        Options at             Options
                                                                        FY-End (#)          at FY-End ($)
                                      Shares                           -------------        -------------
                                    Acquired on         Value          Exercisable/         Exercisable/
             Name                   Exercise (#)    Realized ($)       Unexercisable        Unexercisable
----------------------------     ----------------   -------------      -------------        -------------
Robert F. Lowe                          0                 0          45,750 / 36,749      625,000/362,486

Monty J. Oliver                         0                 0          18,500 / 16,500      251,950/159,800

H. Franklin Sherron, Jr.                0                 0          18,500 / 16,500      251,950/159,800

----------------------------
(1) The information concerning options gives effect to the 25% stock split in the form of a stock dividend paid on February 15, 1996, but does not give effect to the 25% stock split in the form of a stock dividend paid on February 16, 1998.


                                  PENSION PLAN

     The Bank's Employees' Pension Plan is a non-contributory plan that covers all employees who work at least 1,000 hours annually, are at least 21 years old and have completed one year of service. The plan is a defined benefit plan, providing for benefits equal to .8% of final average monthly compensation, multiplied by years of credited service, plus .65% of final average monthly compensation in excess of the social security compensation amount, multiplied by years of credited service not to exceed 35 years. Final average compensation is the average of the five highest consecutive calendar years of compensation paid during the ten calendar years preceding retirement. The compensation covered by the plan consists of base salary. A participant's accrued benefit is fully vested and non-forfeitable upon reaching age 65. If a participant terminates employment for any reason other than death, disability or retirement, the participant's accrued benefits will vest after five years of service. Benefits can be paid in a lump sum only if the distribution is $10,000 or less. Distributions over $10,000 must be paid in monthly payments. Benefits also are provided for early retirement, deferred retirement, disability retirement and death.

     The following table shows estimated annual benefits payable upon retirement at age 65 to participants under the plan.

                               PENSION PLAN TABLE

                       ESTIMATED YEARS OF CREDITED SERVICE
                     ANNUAL BENEFIT PAYABLE ON RETIREMENT(1)

    Five-Year Average           15            20           25           30             35
  Salary at Retirement         Years         Years        Years        Years          Years
  --------------------     -----------   -----------  -----------  -----------    ---------
         225,000              30,255       40,339       50,424        60,509         70,594
         200,000              30,255       40,339       50,424        60,509         70,594
         175,000              30,255       40,339       50,424        60,509         70,594
         150,000              30,255       40,339       50,424        60,509         70,594
         125,000              24,817       33,089       41,362        49,634         57,907
         100,000              19,380       25,839       32,399        38,759         45,219
          75,000              13,942       18,589       23,237        27,884         32,532
          50,000               8,505       11,339       14,175        17,009         19,844

-----------------------------
(1) Some of the amounts shown exceed the limits imposed by federal law for qualified plans.

       Benefits payable as shown in the table are computed on a straight-life annuity basis. Such amounts are not subject to deduction for social security benefits or other amounts received by participants. Years of credited service for the persons named in the summary compensation table above are as follows:
Mr. Lowe (27); Mr. Oliver (19); and Mr. Sherron (7).

PERFORMANCE GRAPH


       The following graph and table compare, for the five-year period ended December 31, 1997, the cumulative return to shareholders of Bancshares with the Standard & Poor's 500 Stock Index and an index consisting of 21 major regional banks, assuming investment of $100 at the beginning of the period and the reinvestment of dividends.

                               12/31/92     12/31/93      12/31/94        12/31/95       12/31/96       12/31/97
                               --------     --------      --------        --------       --------       --------
LSB Bancshares, Inc.           $100.00       $105.38       $121.33        $136.46         $172.55        $234.85
S&P 500 Composite              $100.00       $110.08       $111.53        $153.45         $188.68        $251.63
Major Regional Banks           $100.00       $106.02       $100.34        $158.00         $215.88        $324.62

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

       The following report of the Stock Option and Compensation Committee of the Board of Directors of Bancshares provides information with respect to the compensation paid to Bancshares' Chief Executive Officer, Robert F. Lowe, and to its executive officers in general.

       Bancshares' executive compensation program is administered by the Stock Option and Compensation Committee (the " Committee") of the Board of Directors of Bancshares. The Committee is comprised of the individuals listed below, each of whom is a non-employee director of Bancshares. Bancshares' compensation program for executive officers consists of the following elements: annual salary; performance-based cash awards under the Incentive Plan; annual grants of options under the 1996 Omnibus Stock Incentive Plan (the "1996 Plan"); annual matching contributions under the Lexington State Bank Employees Savings Plus Plan (the "Bank Savings Plan"); and Employment Continuity Agreements. The Committee grants stock options under the 1996 Plan to management employees and recommends to Bancshares' Board of Directors the performance goals and incentive compensation amounts for executive officers. The Committee recommends to the Bank's Board of Directors the salary levels for executive officers, and the Bank's Board of Directors determines matching contributions under the Bank Savings Plan.

       Bancshares' executive compensation program is designed to enable Bancshares to attract, retain and reward executive officers. The Committee intends to keep compensation levels competitive with the Bank's primary competitors. Prior to 1996, Bancshares' executive compensation program did not include performance thresholds or other measures that directly related any element of compensation to operating performance.

       In 1995, the Committee concluded a comprehensive review of Bancshares' executive compensation program with the assistance of compensation consultants on matters pertaining to the strategy, structure and administration of Bancshares' executive compensation program. As a result of this review, certain modifications were made to Bancshares' executive compensation program to strengthen the link between executive compensation, Bancshares' and individual performances and shareholder interests. In accordance with this strategy, in February 1996, Bancshares' Board of Directors adopted the Incentive Plan. Under the Incentive Plan, executive officers selected by the Committee may earn incentive compensation if Bancshares achieves operating performance targets and the executive officers achieve individual performance objectives established by the Committee. The Committee believes that the Incentive Plan motivates Bancshares' executive officers to attain Bancshares' business goals.

       The following sections of this Report describe the compensation program for executive officers in effect in 1997.

       BASE SALARY

       Base salaries for executive officers are reviewed and approved by the Bank's Board of Directors based upon recommendations by the Committee. The Committee recommends salaries based upon a review of the range of salaries earned by executive officers of the Bank's primary competitors, although there is no predetermined point within such range at which the Committee targets salaries. In determining base salaries, the Committee does not establish performance thresholds or other measures that directly relate base salaries to operating performance.

       The base salary earned by Bancshares' Chief Executive Officer, Robert F. Lowe, during 1997 reflects the base salary policies described above. Mr. Lowe's 1997 salary was at the midpoint of the range of salaries earned by the chief executive officers of the Bank's competitors. The Committee believes that Mr. Lowe's 1997 base salary, which was increased 6.9% over his 1996 base salary, is modest in relation to Bancshares' performance and conservative in relation to salaries earned by executives of the Bank's primary competitors.

       INCENTIVE COMPENSATION

       Incentive compensation awards for executive officers of Bancshares granted under the Incentive Plan are determined by the Committee based on each executive officer's achievement of pre-established performance goals. These goals are determined by the Committee for each executive officer and are tied to measurements of corporate objectives, such as return on average assets, asset growth, deposit growth, efficiency ratio and delinquency and charge off percentages, and, in some instances, other objectives that are specific to the executive officer's job function.


       For performance during 1997, Bancshares awarded cash incentive compensation under the Incentive Plan totaling $284,306 to 24 officers, which amount includes an aggregate of $134,609 paid to Bancshares' executive officers. The incentive compensation awards granted to Mr. Lowe and to Mr. Sherron were based solely upon Bancshares' performance as measured by the corporate objectives set forth above, while the incentive compensation award granted to Mr. Oliver was based on such corporate objectives and his management of the annual budget process, investor and analyst relations and compliance with regulations promulgated by the SEC and The Nasdaq Stock Market, Inc. Each of the executive officers met or exceeded the performance goals established for him for 1997.


       STOCK OPTIONS

       The Committee awards stock options to executive officers as a long-term incentive to align the executives' interests with those of other shareholders and to encourage significant stock ownership. Under the 1996 Plan, the Committee grants to eligible employees options to purchase Bancshares' Common Stock at a price equal to the fair market value of Bancshares' Common Stock on the date of grant. Eligible employees under the 1996 Plan are those key employees who, in the judgment of the Committee, are in a position to materially affect the profits of Bancshares and its subsidiaries by reason of the nature and extent of their duties.

       In 1997, pursuant to the 1996 Plan, the Committee granted options for 38,750 shares of Bancshares' Common Stock to employees of Bancshares and the Bank, including options for 10,000 shares granted to Mr. Lowe and 5,000 shares to each of Messrs. Oliver and Sherron. The Committee has not adopted any objective criteria that relates the level of options granted to the executive officers to performance of Bancshares or the individuals. In approving the grant to Mr. Lowe, the Committee considered numerous factors, including Bancshares' operating performance, Mr. Lowe's prior contributions and potential to contribute in the future and practices within the Bank's peer group with respect to granting options, although none of these factors was determinative.

       The stock options granted under the 1996 Plan become exercisable in twenty percent (20%) installments on each of the first five anniversaries of the date of grant. The option recipients, including Mr. Lowe, will receive value from these grants only if the price of Bancshares' Common Stock increases above the grant price.

       MATCHING CONTRIBUTIONS

       The Bank Savings Plan is a voluntary defined contribution benefit plan designed to provide additional incentive and retirement security for eligible employees of the Bank. All Bank employees over the age of 21 are eligible to participate in the Bank Savings Plan. The executive officers of Bancshares participate in the Bank Savings Plan on the same basis as all other eligible employees of the Bank. Under the Bank Savings Plan, each eligible employee of the Bank may elect to contribute on a pre-tax basis to the Bank Savings Plan 2% to 15% of his or her compensation, subject to certain limitations that may lower the maximum contributions of more highly compensated participants.

       At the beginning of each year, the Bank determines the amount of its matching contributions to be made during the year. In 1997, the Bank's matching contributions totaled $153,348, including $4,750 contributed to Mr. Lowe, $3,957 contributed to Mr. Oliver and $3,760 contributed to Mr. Sherron.

       This report is submitted by the Stock Option and Compensation Committee of the Board of Directors of Bancshares.

         STOCK OPTION AND COMPENSATION COMMITTEE:

         Robert B. Smith, Jr., Chairman
         Michael S. Albert
         Margaret Lee W. Crowell
         Burr W. Sullivan
         Roberts E. Timberlake
         Julius S. Young, Jr.

COMPENSATION OF DIRECTORS

         Each member of the Board of Directors of Bancshares receives a fee of $250 for each Board meeting that he or she attends, plus an annual retainer of $4,000. Each non-management director receives a fee of $150 for each committee meeting of Bancshares and the Bank that he or she attends. Each year Bancshares also grants each non-management director a five-year option to purchase 500 shares of Common Stock. The exercise price of each option is the fair market value of the Common Stock on the date of grant. The option is granted on the date of the annual shareholders' meeting.

         In addition, directors may participate in Bancshares' Deferred Compensation Plan for Directors, under which a director may defer a designated amount of his or her annual compensation until he or she retires, dies while still a director, becomes permanently disabled or otherwise discontinues service as a director. Interest on each director's deferred account is credited at the end of each month at a rate of six percent per annum. Each director's interest in the plan is nonassignable, although each director may name a beneficiary to receive his or her deferred compensation in the event of the director's death. During the last fiscal year, each director allocated 100% of his or her 1997 director's fees to his or her deferred account.

SECTION 16 REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of Bancshares and persons who beneficially own more than ten percent of the outstanding shares of Common Stock to file with the SEC reports disclosing their initial ownership of Common Stock, as well as subsequent reports disclosing changes in such ownership. To Bancshares' knowledge, based solely on a review of copies of such reports furnished to Bancshares and written representations that no other reports were required during the year ended December 31, 1997, the executive officers and directors of Bancshares complied with all Section 16 (a) filing requirements.

                              CERTAIN TRANSACTIONS

         Certain directors and officers of Bancshares and companies with which directors or officers are associated are customers of the Bank and as such may from time to time borrow from the Bank within prescribed limitations. Any such loans and commitments are made in the ordinary course of business, on terms no more favorable, including interest rates and collateral, than those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. The indebtedness of all directors and officers as a group represents 11.4% of Bancshares' shareholders' equity.


                      PROPOSAL 2: AMENDMENT OF BANCSHARES'
                    ARTICLES OF INCORPORATION TO INCREASE THE
                   NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         Article IV of Bancshares' amended Articles of Incorporation currently provides that Bancshares shall have authority to issue 10,000,000 shares of Common Stock, $5.00 par value per share. This proposal presents a proposed amendment to the amended Articles of Incorporation that, if adopted, would increase the number of shares of Common Stock that Bancshares is authorized to issue from 10,000,000 to 50,000,000 shares. Subject to further amendment in accordance with Proposal 3 of this Proxy Statement, the text of Article IV, as proposed to be be amended by this Proposal 2, would read as follows: "The corporation shall have authority to issue fifty million (50,000,000) shares of common stock with a par value of Five Dollars ($5.00) per share."

         If this proposal is adopted, the Board of Directors of Bancshares will be permitted to issue the authorized shares without further shareholder approval, except to the extent otherwise required by law or by a securities exchange or stock market on which the Common Stock is listed or traded at the time. The Company's Common Stock is presently traded on the Nasdaq National Market. Shareholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock. The additional shares of Common Stock for which authorization is sought, if and when issued, would have the same rights and privileges as the shares of Common Stock now outstanding.


         As of the Record Date, 8,677,330 shares of Common Stock were issued and outstanding. An aggregate of 468,750 shares of Common Stock are reserved for issuance under Bancshares' 1986 Employee Incentive Stock Option Plan, an aggregate of 156,250 shares are reserved for issuance under Bancshares' 1994 Director Stock Option Plan, an aggregate of 312,500 shares are reserved for issuance under Bancshares' 1996 Omnibus Stock Incentive Plan, an aggregate of 100,000 shares are reserved for issuance under Bancshares' shareholder rights plan and an aggregate of 148,821 shares are reserved for issuance under certain stock option plans and warrants that were assumed by Bancshares in connection with its acquisition of Old North State Bank. Of the shares of Common Stock reserved for future issuance, 206,876 shares had been issued as of the

Record Date. Under Article IV of Bancshares' amended Articles of Incorporation, 10,000,000 shares of Common Stock are currently authorized for issuance. As of the Record Date, only 343,225 shares of Common Stock are unreserved for future issuance. If the amendment to Bancshares' amended Articles of Incorporation is adopted, Bancshares would have 40,343,225 shares unreserved for future issuance.


         The Board of Directors recommends the increase in authorized Common Stock to enable Bancshares to have additional shares available for issuance in connection with stock splits and dividends, offerings of Common Stock, business acquisitions, stock options, stock purchase and other employee benefit plans, Bancshares' shareholder rights plan and for other general corporate purposes. The Board of Directors believes that increasing the number of shares of authorized Common Stock will give Bancshares greater flexibility and will enable the Board of Directors to issue additional shares of Common Stock for the purposes listed above without the expense and delay of holding a special shareholder's meeting. The Company has no current plans, agreements or arrangements for the issuance of additional shares of Common Stock, other than
(i) the grants of options and the issuance of shares pursuant to Bancshares' employee benefit plans and the warrants assumed from Old North State Bank and
(ii) shares that may be granted under Bancshares' shareholder rights plan.

         The additional authorized shares of Common Stock will be available for issuance (subject to further shareholder approval if required by law or stock exchange rules as noted above) at such times and for such proper purposes as the Board of Directors may approve, including possible future financing and acquisition transactions. Depending upon the nature and terms thereof, such transactions could enable the Board of Directors to render more difficult or discourage an attempt by a third party to obtain control of Bancshares. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of Bancshares' outstanding shares, thereby diluting the interest of a party seeking to acquire control of Bancshares. In addition, the possibility that shares of Common Stock may be issued upon the exercise of rights that have been granted under Bancshares' shareholder rights plan is intended to deter any attempts by a third party to obtain control of or acquire Bancshares in a manner or on terms not approved by the Board of Directors.

         Issuances of additional shares of Common Stock, depending upon their timing and circumstances, may dilute earnings per share and decrease the book value per share of shares theretofore outstanding and each shareholder's percentage ownership of Bancshares may be proportionately reduced.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT.

                      PROPOSAL 3: AMENDMENT OF BANCSHARES'
             ARTICLES OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF
            UP TO TEN MILLION (10,000,000) SHARES OF PREFERRED STOCK

         The Board of Directors of Bancshares has approved, subject to shareholder approval, an amendment to Article IV of Bancshares' amended Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), in one or more series on terms and conditions to be established by the Board of Directors from time to time, and commonly known as "blank check" Preferred Stock. The text of the proposed amendment to Article IV, which would be added to the end of Article IV as such Article IV may be amended pursuant to Proposal 2 of this Proxy Statement, is as follows:

                  "The corporation shall also have authority to issue ten million (10,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  The Preferred Stock may be issued from time-to-time in one or more classes or series pursuant to a resolution or resolutions adopted by the Board of Directors. The Board of Directors of the corporation shall have full and complete authority by resolution, from time-to-time, to establish one or more series and to fix, determine and vary the voting rights, designations, preferences, qualifications, privileges, limitations, options, conversion rights and other special rights of each series, including, but not limited to, dividend rates and manner of payment, preferential amounts payable upon voluntary or involuntary liquidation, voting rights, conversion rights, redemption prices, terms and conditions and sinking fund and stock purchase prices, terms and conditions."

         The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative rights, relative, participating, optional and other rights, including voting rights, qualifications, limitations, or restrictions thereof, are determined by Bancshares' Board of Directors. The additional authorized shares that would be available for issuance, if the proposed amendment to the Articles of Incorporation is approved, may be issued for any proper corporate purpose at any time without further shareholder approval (subject, however, to applicable statutes or the rules of the Nasdaq Stock Market that may require shareholder approval for the issuance of shares in certain circumstances). Each series of Preferred Stock may rank senior to Bancshares' Common Stock with respect to dividends and liquidation rights. No Preferred Stock is presently issued.

         If approved by the shareholders, this provision of the Articles of Incorporation will authorize the Board of Directors to determine, among other things, with respect to each series of Preferred Stock that may be issued: (i) the distinctive designation of such series and the number of shares constituting such series, (ii) whether or not shares have voting rights and the extent of such voting rights, if any, (iii) the election, term of office, filling of vacancies, and other terms of the directorship of directors, if any, to be elected by the holders of any one or more series of such Preferred Stock, (iv) the dividend rights, if any, including the dividend rates, preferences with respect to other series or classes of stock, the times of payment and whether dividends shall be cumulative, (v) the redemption price, terms of redemption, the amount of and provisions regarding any sinking fund for the purchase or redemption thereof, (vi) the liquidation preferences and the amounts payable on dissolution or liquidation, and (vii) the terms and conditions, if any, under which shares of the series may be converted into any other series or class of stock or debt of Bancshares. Holders of Common Stock have no preemptive rights to purchase or otherwise acquire any Preferred Stock that may be issued in the future.

         The Board of Directors believes it is desirable to give Bancshares this flexibility in considering such matters as raising additional capital, acquisitions, or other corporate purposes. The authorization of such shares will enable Bancshares to act promptly and without additional expense if appropriate circumstances arise that require the issuance of such shares. Bancshares has no current agreements, commitments, plans or intentions to issue any Preferred Stock. Depending upon the circumstances in which Preferred Stock may be issued, the overall effects of such issuance may be to render more difficult or to discourage a merger, tender offer, proxy contest, or the assumption of control by a holder of a large block of Common Stock and the removal of incumbent management. For example, such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of Bancshares. Such shares could be privately placed with purchasers favorable to the Board of Directors in opposing such action. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Bancshares' Common Stock, on any merger, sale, or exchange of assets by Bancshares or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of Bancshares should the Board of Directors consider an action of such entity or person not to be in the best interests of the shareholders and Bancshares.

         Until the Board determines the respective rights of the holders of one or more series of Preferred Stock, it is not possible to state the actual effect of the authorization of the Preferred Stock upon the rights of holders of Common Stock. Typical effects of such issuance could include, however: (i) reduction of the amount otherwise available for payment of dividends on Common Stock if dividends are payable on Preferred Stock, (ii) restrictions on dividends on Common Stock if dividends on the Preferred Stock are in arrears, (iii) dilution of the voting power of Common Stock if the Preferred Stock has voting rights, and (iv) restriction of the rights of holders of Common Stock to share in Bancshares' assets upon liquidation until satisfaction of any liquidation preference granted to the holders of Preferred Stock.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE AMENDMENT.

                   PROPOSAL 4: INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of Bancshares has appointed the firm of Turlington and Company, L.L.P., for the purpose of auditing the financial statements of Bancshares and its subsidiaries for the fiscal year ended December 31, 1998, and shareholders are being asked to ratify this appointment. Turlington and Company, L.L.P., has been employed in this capacity by Bancshares since 1982. Fees charged by this firm are furnished at rates and upon terms that are customarily charged by other independent auditing firms. A representative of the firm will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.


                  PROPOSAL 5: SHAREHOLDER PROPOSAL RELATING TO
                      MINIMUM SHARE OWNERSHIP BY DIRECTORS

         Bancshares has been advised that W. Robert Koontz, 4630 W. Old U.S. 64, Lexington, North Carolina 27295, has proposed the following resolution to be considered by the shareholders of Bancshares:

         "RESOLVED: That the shareholders of LSB Bancshares, Inc. recommend that the Board of Directors take the necessary steps to amend the company's governing instruments to adopt the following:

                  "Beginning on the 1998 LSB Bancshares Annual Shareholders meeting, excluding those directors elected in 1996, 1997, 1998, each director before qualifying as a director of LSB Bancshares and at all times while serving as a director, excluding stock options, convertible securities and warrants, shall own 500 shares of common LSB Bancshares, Inc. Should any director fail to comply with this ownership requirement, such director shall have sixty (60) days from the date of non-compliance to again comply. Failure to again comply, shall result in disqualification and such director's position shall be declared vacant."


         In support of the foregoing resolution, Mr. Koontz states:

         "REASONS: One of the most important issues before the American people today is accountability. In our government, our schools, our legal system and our corporations, we have lost accountability. Every one wants to be under the umbrella of tenure, seniority, guarantee, and Golden Parachutes. Why would management or the Board of Directors object to its directors being mandated to own 500 shares? Generally speaking, corporate management has created a monopoly. It does not matter if a director knows anything about banking or financial matters, just as long as he/she has a degree from a prestigious school or a relationship with the officers or other directors. I am not suggesting that the Board of Directors invest in 500 shares in some new or unproven company, but a company with solid assets. If the Board of Directors does not have confidence in themselves to direct LSB profitably, surely they should not serve on the Board of Directors of LSB Bancshares.

         If you AGREE, please mark your proxy FOR a beginning to Accountability."

         The Board of Directors UNANIMOUSLY recommends a vote AGAINST this proposal.

         Mr. Koontz's resolution is substantially identical to a resolution he introduced at each of the 1993, 1994, 1995, 1996 and 1997 Annual Meetings. Shares representing less than 17% of the outstanding Common Stock were voted in favor of Mr. Koontz's resolution at each of the five previous shareholders' meetings.

         The Board of Directors of Bancshares does not believe that minimum share ownership requirements for directors of Bancshares will serve any useful purpose. Under North Carolina law, each director of Bancshares who is also a director of the Bank is required to own shares of Common Stock having an aggregate book value of at least $1,000, or 102 shares at December 31, 1997. The Board of Directors of Bancshares continues to believe that minimum share ownership requirements for directors, over and above those imposed by North Carolina law, would not benefit Bancshares but would unnecessarily restrict Bancshares' ability to attract and retain qualified candidates to serve as directors of Bancshares.

         In addition, the Board of Directors believes that the reasons given by Mr. Koontz in support of his proposal are untrue as applied to the members of the Board of Directors of Bancshares. The Board of Directors believes that historically there has been no relationship between a director's contributions to Bancshares and the level of his or her investment in Common Stock. Moreover, contrary to Mr. Koontz's statements, directors of Bancshares are not selected on the basis of their relationships with other directors or officers, the schools they attended or any other improper factors. Directors are nominated by the Board of Directors, and elected by the shareholders of Bancshares, on the basis of their experience, individual accomplishments, knowledge, ability, judgment and a number of other factors that may or may not include a special knowledge of the banking industry. Bancshares has for a number of years sought to maintain diversity on its Board of Directors, and the current composition of the Board reflects this policy. Bancshares believes a diverse group of directors will enhance the perspectives and collective talents of Board members and enable the Board to better manage all facets of the business and affairs of Bancshares. Accordingly, based on these facts, the Board of Directors strongly believes Mr. Koontz's proposal is without merit and should not be supported by the shareholders.

                              SHAREHOLDER PROPOSALS


         Any shareholder proposal to be included in the proxy materials relating to the 1999 Annual Meeting must be received by the Secretary of Bancshares, One LSB Plaza, Lexington, North Carolina 27292, by November 15, 1998.

         In addition to any other applicable requirements, for business to be properly brought before the 1999 Annual Meeting by a shareholder, even if the proposal is not to be included in Bancshares' proxy statement, pursuant to Bancshares' Bylaws, the shareholder must give notice in writing to the Secretary of Bancshares not later than January 15, 1999. As to each matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for addressing it at the annual meeting, (ii) the name and record address of the shareholder proposing such business, ( iii ) the number of shares of Common Stock owned of record and beneficially by such shareholder and (iv) any material interest of the shareholder in such business.



                                  OTHER MATTERS

         The Board of Directors of Bancshares knows of no other matters intended to be presented for consideration at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.




                                                Robert F. Lowe, President
                                                March 16, 1998

                                                                      APPENDIX A

                             LSB BANCSHARES, INC.
                                One LSB Plaza
                       Lexington, North Carolina 27292

         This Proxy is solicited on behalf of the Board of Directors


The undersigned hereby appoints David A. Smith and Burr W. Sullivan, and each of them, as proxies (and if the undersigned is a proxy, as substitute proxies), with power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of LSB BANCSHARES, INC. held of record by the undersigned at the close of business on March 2, 1998, at the Annual Meeting of Shareholders to be held on April 15, 1998, at 1:00 p.m. at the Smith Young YMCA, and at any adjournments thereof.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees for Director, for Proposal 2, Proposal 3 and Proposal 4, and against Proposal 5.

If the shareholder is a participant in the Shareholders Dividend Reinvestment and Stock Purchase Plan, the proxy card represents the number of shares in the dividend reinvestment account as well as shares owned of record directly by the shareholder.


        -------------------------------------------------------------
        PLEASE VOTE, DATE AND SIGN ON THE REVERSE AND RETURN PROMPTLY
                           IN THE ENCLOSED ENVELOPE
        -------------------------------------------------------------
 Please sign exactly as name(s) appear(s) above. When shares are held by joint owners, both should sign. When signing as an executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

--------------------------------------------------------------------------------
                             LSB BANCSHARES, INC.
--------------------------------------------------------------------------------


RECORD DATE SHARES:


Please be sure to sign and date this Proxy.     Date
--------------------------------------------------------------------------------






Shareholder sign here                      Co-owner sign here
--------------------------------------------------------------------------------

DETACH CARD


--------------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" proposal Nos. 1, 2, 3 and 4.
--------------------------------------------------------------------------------

1.  Election of Directors.                                      With-   For All
                                                        For     hold    Except
    Michael S. Albert
    Peggy B. Barnhardt                                  [ ]      [ ]      [ ]
    Walter A. Hill, Sr.
    Robert B. Smith, Jr.
    Marvin D. Gentry
    Lloyd G. Walter, Jr.


    Instruction: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list provided above.

                                                        For    Against  Abstain
2.  Proposal to approve an amendment to the
    Articles of Incorporation of LSB Bancshares, Inc.   [ ]      [ ]      [ ]
    to increase from 10,000,000 to 50,000,000
    the number of shares of Common Stock that
    LSB Bancshares, Inc. shall have the authority
    to issue.
                                                        For    Against  Abstain
3.  Proposal to approve an amendment to the
    Articles of Incorporation of LSB Bancshares, Inc.   [ ]      [ ]      [ ]
    to authorize the issuance of up to 10,000,000
    shares of preferred stock, par value $.01 per
    share, in one or more series, on terms and
    conditions to be established by the Board of
    Directors from time to time.
                                                        For    Against  Abstain
4.  Proposal to ratify the appointment of Turlington
    and Company, Certified Public Accountants,          [ ]      [ ]      [ ]
    for the year ending December 31, 1998.

--------------------------------------------------------------------------------
The Board of Directors recommends a vote "AGAINST" proposal No. 5.
--------------------------------------------------------------------------------


                                                        For    Against  Abstain
5.  Shareholder proposal by W. Robert Koontz
    relating to minimum share ownership                 [ ]      [ ]      [ ]
    requirements for directors.


6. In their discretion, the proxies are authorized to vote upon such other business and matters as may properly come before the meeting or at any adjournment(s) thereof.

    Mark box at right if an address change has been noted on the          [ ]
    reverse side of this card.

                                                                 DETACH CARD